Exhibit 99.1

Farmland Partners Inc. Reports Third Quarter 2021 Results

DENVER, Oct. 27, 2021 /PRNewswire/ -- Farmland Partners Inc. (NYSE: FPI) ("FPI" or the "Company") today reported financial results for the three and nine months ended September 30, 2021.

Selected 2021 Highlights

During the nine months ended September 30, 2021, the Company:

•	recorded net income of $(3.1) million, $3.8 million excluding litigation-related items[1], compared to $1.2 million, $1.9 million excluding litigation related items[2], for the same period in 2020;

•	recorded AFFO of $(8.5) million, $(1.6) million excluding litigation-related items[1], compared to $(3.2) million, $(2.4) million excluding litigation related items[2], for the same period in 2020;

•	completed five acquisitions, for total consideration of $31.0 million;

•	completed seventeen property dispositions, for total consideration of $31.1 million and total gain on sale of $3.4 million;

•	retained property management for ten out of seventeen disposed properties and closed an additional acquisition in the third quarter, growing the asset management business's assets under management to over $50 million; and

•	sold 1,959,512 shares of common stock at an average price of $13.12 for aggregate net proceeds of $25.4 million under the ATM Program.

1.	For the nine months ended September 30, 2021, legal and accounting expense included $7.4 million related to litigation and revenue included $0.6 million of litigation settlement proceeds related to Rota Fortunae, resulting in a net impact of $6.9 million.
2.	For the nine months ended September 30, 2020, legal and accounting expense included $0.8 million related to litigation.

The Company also:

•	announced the conversion of its 6.00% Series B Preferred Stock into shares of common stock effective October 4, 2021 (FPI press release);

•	reopened its loan program to enhance farmers' access to liquidity;

•	experienced strong farmland values with accelerating appreciation, especially in row crop regions;

•	showed substantial increases in lease renewal rates, reflecting increased farmer profitability; and

•	reached a settlement with Quinton Mathews regarding the falsity of claims that were used to launch the "short and distort" scheme targeting FPI, its management, and its stockholders (FPI press release).

CEO Comments

Paul A. Pittman, Chairman and CEO said: "This was another solid quarter for FPI, but for the litigation expense.  We converted the Series B Preferred Stock to common stock after quarter-end, a transaction that creates value for shareholders by improving cash flow, reducing leverage, and increasing equity market capitalization. Strong farmer profits are driving our 2021 lease renewals to an increase of over 10% through approximately 70% of the year's renewals.  We are actively pursuing investment opportunities and building a strong pipeline of potential transactions."

Macro Comments

Farmers, particularly in the row crop sector, are experiencing strong profitability driven by increased exports to China and production problems in other parts of the world.

•	Farm Sector Income: According to a USDA report published in September, net cash farm income is forecast to increase by 21.5% to $134.7 billion in 2021.

•	Farmland Appreciation: According to the Chicago Fed's August 2021 AgLetter, the value of good farmland in Illinois increased by 12% from July 2020 to July 2021. Farmland values for the Seventh Federal Reserve District had their largest gain in eight years.

Financial and Operating Results

•	The table below shows financial and operating results for the three months ended September 30, 2021 and 2020. The values are shown as reported and after adjusting for litigation items.

	As reported		Adjusted for litigation (1)
	For the three months ended		For the three months ended
	September 30,		September 30,
Financial Results:	2021	2020	2021	2020
Net Income (Loss)	$(2,669)	$561	$(439)	$550
Net income (loss) per share available to common stockholders	$(0.17)	$(0.09)	$(0.11)	$(0.09)
AFFO	$(3,236)	$(1,410)	$(1,006)	$(1,421)
AFFO per diluted weighted average share	$(0.09)	$(0.04)	$(0.03)	$(0.05)
Adjusted EBITDAre	$3,707	$5,874	$5,937	$5,863
Operating Results:
Total Operating Revenues	$10,105	$10,604	$10,105	$10,604
Operating Income	$1,434	$3,649	$3,664	$3,638
Net Operating Income (NOI)	$8,112	$8,643	$8,112	$8,643

(1)	Litigation related expense for the three months ended September 30, 2021 and 2020 of $2.2 million and $0.0 million, respectively. There was no revenue from litigation settlement proceeds for the three months ended September 20, 2021 or 2020.

•	The table below shows financial and operating results for the nine months ended September 30, 2021 and 2020. The values are shown as reported and after adjusting for litigation items.

	As reported		Adjusted for litigation (1)
	For the nine months ended		For the nine months ended
	September 30,		September 30,
Financial Results:	2021	2020	2021	2020
Net Income (Loss)	$(3,055)	$1,153	$3,813	$1,912
Net income (loss) per share available to common stockholders	$(0.39)	$(0.28)	$(0.18)	$(0.26)
AFFO	$(8,493)	$(3,185)	$(1,625)	$(2,426)
AFFO per diluted weighted average share	$(0.26)	$(0.10)	$(0.05)	$(0.08)
Adjusted EBITDAre	$12,219	$19,296	$19,087	$20,055
Operating Results:
Total Operating Revenues	$31,693	$32,771	$32,243	$32,771
Operating Income	$5,490	$12,628	$12,358	$13,387
Net Operating Income (NOI)	$26,061	$27,131	$26,611	$27,131

(1)	Litigation related expense for the nine months ended September 30, 2021 and 2020 of $7.4 million and $0.8 million, respectively. Revenue for the nine months ended September 30, 2021 and 2020 included $0.6 million and $0.0 million, respectively, of litigation settlement proceeds related to Rota Fortunae resulting in a net impact of $6.9 million and $0.8 million, respectively.

•	See "Non-GAAP Financial Measures" for complete definitions of AFFO, Adjusted EBITDAre, and NOI and the financial tables accompanying this press release for reconciliations of net income to AFFO, Adjusted EBITDAre and NOI.

CEO Comments on Litigation

Mr. Pittman stated further: "The continued legal spend on the pending litigation is very frustrating, especially the defense of the meritless class action and derivative claims. We were hopeful that the class action lawyers and plaintiffs would drop their baseless claims once Quinton Mathews (a.k.a. Rota Fortunae) made it clear that his false and defamatory statements drove down FPI's stock price, allowing Mr. Mathews and his clients, including the hedge fund who focused his attention on FPI, to profit as a result of a ‘short and distort’ scheme. Unfortunately, that did not occur, and the Company has no choice but to continue to vigorously defend itself against these frivolous and unsubstantiated claims and restore its reputation. We have already absorbed the discovery cost in the class action, which is a substantial cost in all litigation, and remain very optimistic that we will dispose of the class action and derivative litigation on motion without trials. Based on our assessment of the case and its status now, while we may have a couple of more quarters before the class action legal battle is completed, we believe the bulk of the spend on the class action is behind us."

Acquisition and Disposition Activity

•	During the nine months ended September 30, 2021, the Company completed five acquisitions for total consideration of $31.0 million.

•	During the nine months ended September 30, 2021, the Company completed the disposal of seventeen properties for total consideration of $31.1 million and total gain on sale of $3.4 million. The Company retained property management for ten of the disposed assets.

Balance Sheet

•	During the nine months ended September 30, 2021, the Company repurchased 25,073 shares of Series B preferred stock at a weighted average price of $25.92 for an aggregate purchase price of $0.7 million.

•	During the nine months ended September 30, 2021, the Company sold 1,959,512 shares of common stock at an average price of $13.12 for aggregate net proceeds of $25.4 million under the ATM Program.

•	On September 28, 2021, the Company announced the conversion of its 6.00% Series B Preferred Stock into shares of the Company's common stock, which was effective on October 4, 2021.

•	As the date of this press release, the Company had 46,419,864 shares of common stock outstanding on a fully diluted basis, after the conversion of its 6.00% Series B Preferred Stock into share of the Company's common stock.

•	The Company had total debt outstanding of $501.0 million at September 30, 2021, compared to total debt outstanding of $508.2 million at December 31, 2020.

Dividend Declarations

•	The Company's Board of Directors declared a quarterly cash dividend of $0.05 per share of common stock and per Class A Common OP unit. The dividends are payable on January 18, 2022, to stockholders and common unit holders of record on January 3, 2022.

Conference Call Information

The Company has scheduled a conference call on October 28, 2021 at 11:00 a.m. (Eastern Time) to discuss the financial results and provide a company update.

The call can be accessed by dialing 1-844-200-6205 (USA), 1-833-950-0062 (Canada), or 1-929-526-1599 (other locations) and referencing the Farmland Partners Inc. Third Quarter 2021 Earnings Conference Call or using the access code 070780.  The conference call will also be available via a live listen-only webcast and can be accessed through the Investor Relations section of the Company's website, www.farmlandpartners.com.

A replay of the conference call will be available beginning shortly after the end of the event until November 9, 2021, by dialing 1-866-813-9403 (USA), 1-226-828-7578 (Canada), or 1-929-458-6194 (other locations) and using the access code 118846.  A replay of the webcast will also be accessible on the Investor Relations section of the Company's website for a limited time following the event.

About Farmland Partners Inc.

Farmland Partners Inc. is an internally managed real estate company that owns and seeks to acquire high-quality North American farmland and makes loans to farmers secured by farm real estate. As of the date of this release, the Company owns and/or manages approximately 167,000 acres in 17 states, including Alabama, Arkansas, California, Colorado, Florida, Georgia, Illinois, Kansas, Louisiana, Michigan, Mississippi, Missouri, Nebraska, North Carolina, South Carolina, South Dakota and Virginia. We have approximately 26 crop types and over 100 tenants. The Company elected to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes, commencing with the taxable year ended December 31, 2014.  Additional information: www.farmlandpartners.com or (720) 452-3100.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the federal securities laws, including, without limitation, statements with respect to our outlook, proposed and pending acquisitions and dispositions, the benefits of the conversion of the Company's Series B Preferred Stock to common stock, the potential impact of trade disputes and recent extreme weather events on the Company's results, financing activities, crop yields and prices and anticipated rental rates. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "should," "could," "would," "predicts," "potential," "continue," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates" or similar expressions or their negatives, as well as statements in future tense. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and our actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include the following: general volatility of the capital markets and the market price of the Company's common stock, changes in the Company's business strategy, availability, terms and deployment of capital, the Company's ability to refinance existing indebtedness at or prior to maturity on favorable terms, or at all, availability of qualified personnel, changes in the Company's industry, interest rates or the general economy, adverse developments related to crop yields or crop prices, the degree and nature of the Company's competition, the timing, price or amount of repurchases, if any, under the Company's share repurchase program, the ability to consummate acquisitions or dispositions under contract and the other factors described in the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2020, and the Company's other filings with the Securities and Exchange Commission.  Any forward-looking information presented herein is made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Farmland Partners Inc.

Consolidated Balance Sheets

As of September 30, 2021 (unaudited) and December 31, 2020 (audited)

(in thousands except per share amounts)

	September 30,	December 31,
	2021	2020
ASSETS
Land, at cost	$931,803	$924,952
Grain facilities	11,282	12,091
Groundwater	10,214	10,214
Irrigation improvements	52,703	53,887
Drainage improvements	12,606	12,805
Permanent plantings	53,741	54,374
Other	6,783	8,167
Construction in progress	10,153	9,284
Real estate, at cost	1,089,285	1,085,774
Less accumulated depreciation	(37,082)	(32,654)
Total real estate, net	1,052,203	1,053,120
Deposits	2,155	—
Cash	21,373	27,217
Assets held for sale	518	—
Notes and interest receivable, net	6,128	2,348
Right of use asset	142	93
Deferred offering costs	76	—
Deferred financing fees, net	22	87
Accounts receivable, net	7,221	4,120
Inventory	1,705	1,117
Equity method investments	3,424	—
Prepaid and other assets	1,919	2,889
TOTAL ASSETS	$1,096,886	$1,090,991
LIABILITIES AND EQUITY
LIABILITIES
Mortgage notes and bonds payable, net	$499,533	$506,625
Lease liability	142	93
Dividends payable	1,715	1,612
Derivative liability	1,239	2,899
Accrued interest	3,103	3,446
Accrued property taxes	2,588	1,817
Deferred revenue	31	37
Accrued expenses	12,767	8,272
Total liabilities	521,118	524,801
Commitments and contingencies (See Note 8)
Series B Participating Preferred Stock, $0.01 par value, 6,037,500 shares authorized; 5,806,797 shares issued and outstanding at September 30, 2021, and 5,831,870 at December 31, 2020	139,116	139,766
Redeemable non-controlling interest in operating partnership, Series A preferred units	119,633	120,510
EQUITY
Common stock, $0.01 par value, 500,000,000 shares authorized; 32,942,696 shares issued and outstanding at September 30, 2021, and 30,571,271 shares issued and outstanding at December 31, 2020	319	297
Additional paid in capital	374,966	345,870
Retained earnings (deficit)	(11,066)	1,037
Cumulative dividends	(59,579)	(54,751)
Other comprehensive income	(284)	(2,380)
Non-controlling interests in operating partnership	12,663	15,841
Total equity	317,019	305,914
TOTAL LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS IN OPERATING PARTNERSHIP AND EQUITY	$1,096,886	$1,090,991

Farmland Partners Inc. Consolidated Statements of Operations For the three and nine months ended September 30, 2021 and 2020 (unaudited, in thousands except per share amounts)
	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
OPERATING REVENUES:
Rental income	$8,850	$8,701	$27,400	$27,916
Tenant reimbursements	861	911	2,638	2,655
Crop sales	262	748	715	1,445
Other revenue	132	244	940	755
Total operating revenues	10,105	10,604	31,693	32,771
OPERATING EXPENSES
Depreciation, depletion and amortization	1,911	1,979	5,731	5,982
Property operating expenses	1,993	1,961	5,632	5,640
Cost of goods sold	417	1,332	1,334	2,643
Acquisition and due diligence costs	5	—	5	11
General and administrative expenses	1,746	1,395	5,258	4,248
Legal and accounting	2,599	287	8,241	1,617
Other operating expenses	—	1	2	2
Total operating expenses	8,671	6,955	26,203	20,143
OPERATING INCOME	1,434	3,649	5,490	12,628
OTHER (INCOME) EXPENSE:
Other (income) expense	(8)	25	(59)	113
(Income) loss from equity method investment	(15)	—	(15)	—
(Gain) loss on disposition of assets	112	(1,348)	(3,355)	(2,179)
Interest expense	4,014	4,411	11,974	13,541
Total other expense	4,103	3,088	8,545	11,475
Net income (loss) before income tax expense	(2,669)	561	(3,055)	1,153
Income tax expense	—	—	—	—
NET INCOME (LOSS)	(2,669)	561	(3,055)	1,153
Net (income) loss attributable to non-controlling interests in operating partnership	115	(34)	127	(70)
Net income (loss) attributable to the Company	(2,554)	527	(2,928)	1,083
Nonforfeitable distributions allocated to unvested restricted shares	(14)	(16)	(42)	(48)
Distributions on Series A Preferred Units and Series B Preferred Stock	(3,055)	(3,064)	(9,175)	(9,269)
Net (loss) available to common stockholders of Farmland Partners Inc.	$(5,623)	$(2,553)	$(12,145)	$(8,234)
Basic and diluted per common share data:
Basic net (loss) available to common stockholders	$(0.17)	$(0.09)	$(0.39)	$(0.28)
Diluted net (loss) available to common stockholders	$(0.17)	$(0.09)	$(0.39)	$(0.28)
Basic weighted average common shares outstanding	32,551	29,206	31,355	29,392
Diluted weighted average common shares outstanding	32,551	29,206	31,355	29,392
Dividends declared per common share	$0.05	$0.05	$0.15	$0.15

Farmland Partners Inc.
Reconciliation of Non-GAAP Measures
For the three and nine months ended September 30, 2021 and 2020
(unaudited, in thousands except per share amounts)

	For the three months ended September 30,		For the nine months ended September 30,
(in thousands except per share amounts)	2021	2020	2021	2020
Net income (loss)	$(2,669)	$561	$(3,055)	$1,153
(Gain) loss on disposition of assets	112	(1,348)	(3,355)	(2,179)
Depreciation, depletion and amortization	1,911	1,979	5,731	5,982
FFO	(646)	1,192	(679)	4,956
Stock-based compensation	334	271	919	788
Deferred impact of interest rate swap terminations	126	191	437	329
Real estate related acquisition and due diligence costs	5	—	5	11
Distributions on Preferred units	(3,055)	(3,064)	(9,175)	(9,269)
AFFO	$(3,236)	$(1,410)	$(8,493)	$(3,185)
AFFO per diluted weighted average share data:
AFFO weighted average common shares	34,298	31,428	33,124	31,614
Net loss per share available to common stockholders	$(0.17)	$(0.09)	$(0.39)	$(0.28)
Income available to redeemable non-controlling interest and non- controlling interest in operating partnership	0.10	0.11	0.31	0.33
Depreciation and depletion	0.06	0.06	0.17	0.19
Stock-based compensation	0.01	0.01	0.03	0.02
(Gain) loss on disposition of assets	—	(0.04)	(0.10)	(0.07)
Distributions on Preferred units	(0.09)	(0.10)	(0.28)	(0.29)
AFFO per diluted weighted average share	$(0.09)	$(0.04)	$(0.26)	$(0.10)

	For the three months ended		For the nine months ended
	September 30,		September 30,
(in thousands)	2021	2020	2021	2020
Net income (loss)	$(2,669)	$561	$(3,055)	$1,153
Interest expense	4,014	4,411	11,974	13,541
Income tax expense	—	—	—	—
Depreciation, depletion and amortization	1,911	1,979	5,731	5,982
(Gain) loss on disposition of assets	112	(1,348)	(3,355)	(2,179)
EBITDAre	$3,368	$5,603	$11,295	$18,497
Stock-based compensation	334	271	919	788
Real estate related acquisition and due diligence costs	5	—	5	11
Adjusted EBITDAre	$3,707	$5,874	$12,219	$19,296

  Farmland Partners Inc.
Reconciliation of Non-GAAP Measures
For the three and nine months ended September 30, 2021 and 2020
(unaudited, in thousands except per share amounts)

	For the three months ended September 30,		For the Nine Months Ended September 30
($ in thousands)	2021	2020	2021	2020
OPERATING REVENUES:
Rental income	$8,850	$8,701	$27,400	27,916
Tenant reimbursements	861	911	2,638	2,655
Crop sales	262	748	715	1,445
Other revenue	132	244	940	755
Total operating revenues	10,105	10,604	31,693	32,771
Property operating expenses	1,993	1,961	5,632	5,640
NOI	8,112	8,643	26,061	27,131
Depreciation, depletion and amortization	1,911	1,979	5,731	5,982
Cost of goods sold	417	1,332	1,334	2,643
Acquisition and due diligence costs	5	—	5	11
General and administrative expenses	1,746	1,395	5,258	4,248
Legal and accounting	2,599	287	8,241	1,617
Other operating expenses	—	1	2	2
Other (income) expense	(8)	25	(59)	113
(Income) loss from equity method investment	(15)	—	(15)	—
(Gain) loss on disposition of assets	112	(1,348)	(3,355)	(2,179)
Interest expense	4,014	4,411	11,974	13,541
NET INCOME (LOSS)	$(2,669)	$561	$(3,055)	1,153

Non-GAAP Financial Measures

The Company considers the following non-GAAP measures as useful to investors as key supplemental measures of its performance: FFO, NOI, AFFO, EBITDAre and Adjusted EBITDAre. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as a measure of the Company's operating performance. FFO, NOI, AFFO, EBITDAre and Adjusted EBITDAre, as calculated by the Company, may not be comparable to other companies that do not define such terms exactly as the Company.

FFO

The Company calculates FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as net income (loss) (calculated in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, plus real estate related depreciation, depletion and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures. Management presents FFO as a supplemental performance measure because it believes that FFO is beneficial to investors as a starting point in measuring the Company's operational performance. Specifically, in excluding real estate related depreciation and amortization and gains and losses from sales of depreciable operating properties, which do not relate to or are not indicative of operating performance, FFO provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. The Company also believes that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare the Company's operating performance with that of other REITs. However, other equity REITs may not calculate FFO in accordance with the NAREIT definition as the Company does, and, accordingly, the Company's FFO may not be comparable to such other REITs' FFO.

AFFO

The Company calculates AFFO by adjusting FFO to exclude the income and expenses that the Company believes are not reflective of the sustainability of the Company's ongoing operating performance, including, but not limited to, real estate related acquisition and due diligence costs, stock-based compensation, deferred impact of interest rate swap terminations, and distributions on the Company's Series A preferred units.

Changes in GAAP accounting and reporting rules that were put in effect after the establishment of NAREIT's definition of FFO in 1999 result in the inclusion of a number of items in FFO that do not correlate with the sustainability of the Company's operating performance.  Therefore, in addition to FFO, the Company presents AFFO and AFFO per share, fully diluted, both of which are non-GAAP measures.  Management considers AFFO a useful supplemental performance metric for investors as it is more indicative of the Company's operational performance than FFO. AFFO is not intended to represent cash flow or liquidity for the period and is only intended to provide an additional measure of the Company's operating performance. Even AFFO, however, does not properly capture the timing of cash receipts, especially in connection with full-year rent payments under lease agreements entered into in connection with newly acquired farms. Management considers AFFO per share, fully diluted to be a supplemental metric to GAAP earnings per share. AFFO per share, fully diluted provides additional insight into how the Company's operating performance could be allocated to potential shares outstanding at a specific point in time. Management believes that AFFO is a widely recognized measure of the operations of REITs and presenting AFFO will enable investors to assess the Company's performance in comparison to other REITs. However, other REITs may use different methodologies for calculating AFFO and AFFO per share, fully diluted and, accordingly, the Company's AFFO and AFFO per share, fully diluted may not always be comparable to AFFO and AFFO per share amounts calculated by other REITs. AFFO and AFFO per share, fully diluted should not be considered as an alternative to net income (loss) or earnings per share (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to net income (loss) earnings per share (determined in accordance with GAAP) as a measure of the Company's liquidity, nor are they indicative of funds available to fund the Company's cash needs, including its ability to make distributions.

EBITDAre and Adjusted EBITDAre

The Company calculates Earnings Before Interest Taxes Depreciation and Amortization for real estate ("EBITDAre") in accordance with the standards established by NAREIT in its September 2017 White Paper. NAREIT defines EBITDAre as net income (calculated in accordance with GAAP) excluding interest expense, income tax, depreciation and amortization, gains or losses on disposition of depreciated property (including gains or losses on change of control), impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate, and adjustments to reflect the entity's pro rata share of EBITDAre of unconsolidated affiliates.  EBITDAre is a key financial measure used to evaluate the Company's operating performance but should not be construed as an alternative to operating income, cash flows from operating activities or net income, in each case as determined in accordance with GAAP.  The Company believes that EBITDAre is a useful performance measure commonly reported and will be widely used by analysts and investors in the Company's industry. However, while EBITDAre is a performance measure widely used across the Company's industry, the Company does not believe that it correctly captures the Company's business operating performance because it includes non-cash expenses and recurring adjustments that are necessary to better understand the Company's business operating performance.  Therefore, in addition to EBITDAre, management uses Adjusted EBITDAre, a non-GAAP measure.

The Company calculates Adjusted EBITDAre by adjusting EBITDAre for certain items such as stock-based compensation and real estate related acquisition and due diligence costs that the Company considers necessary to understand its operating performance. The Company believes that Adjusted EBITDAre provides useful supplemental information to investors regarding the Company's ongoing operating performance that, when considered with net income and EBITDAre, is beneficial to an investor's understanding of the Company's operating performance. However, EBITDAre and Adjusted EBITDAre have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP.

In prior periods, the Company has presented EBITDA and Adjusted EBITDA. In accordance with NAREIT's recommendation, beginning with the Company's reported results for the three months ended March 31, 2018, the Company is reporting EBITDAre and Adjusted EBITDAre in place of EBITDA and Adjusted EBITDA.

Net Operating Income (NOI)

The Company calculates net operating income (NOI) as total operating revenues (rental income, tenant reimbursements, crop sales and other revenue) less property operating expenses (direct property expenses and real estate taxes). Since net operating income excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other income and losses and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and leasing farmland real estate, providing a perspective not immediately apparent from net income. However, net operating income should not be viewed as an alternative measure of the Company's financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, other income and losses.

CONTACT: ir@farmlandpartners.com